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                                                               Exhibit 99(a)(11)


THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF COMMON STOCK. THE OFFER IS MADE SOLELY BY THE OFFER TO PURCHASE DATED MAY 16, 2000 AND THE RELATED LETTER OF TRANSMITTAL AND ANY AMENDMENTS OR SUPPLEMENTS THERETO AND IS BEING MADE TO ALL HOLDERS OF SHARES OF COMMON STOCK. THE PURCHASER IS NOT AWARE OF ANY STATE OR JURISDICTION WHERE THE MAKING OF THE OFFER OR THE ACCEPTANCE OF SHARES OF COMMON STOCK IS PROHIBITED BY ANY APPLICABLE LAW. IF THE PURCHASER BECOMES AWARE OF ANY STATE OR JURISDICTION WHERE THE MAKING OF THE OFFER OR THE ACCEPTANCE OF SHARES OF COMMON STOCK IS NOT IN COMPLIANCE WITH ANY APPLICABLE LAW, THE PURCHASER WILL MAKE A GOOD FAITH EFFORT TO COMPLY WITH SUCH LAW. IF, AFTER SUCH GOOD FAITH EFFORT, THE PURCHASER CANNOT COMPLY WITH SUCH LAW, THE OFFER WILL NOT BE MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) THE HOLDERS OF SHARES OF COMMON STOCK IN SUCH STATE OR JURISDICTION. IN ANY STATE OR JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE PURCHASER BY GOLDMAN, SACHS & CO. OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH STATE OR JURISDICTION.

                      NOTICE OF OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                          HUSSMANN INTERNATIONAL, INC.

                                       AT

                              $29.00 NET PER SHARE

                                       BY

                             IR MERGER CORPORATION

                          A WHOLLY-OWNED SUBSIDIARY OF

                             INGERSOLL-RAND COMPANY

         IR Merger Corporation, a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Ingersoll-Rand Company, a New Jersey corporation ("Parent"), is offering to purchase all of the issued and outstanding shares of common stock (the "Common Stock"), par value $0.001 per share, of Hussmann International, Inc., a Delaware corporation (the "Company"), including the associated preferred stock purchase rights (the "Rights" and together with the Common Stock, the "Shares"), at a price of $29.00 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 16, 2000 (the "Offer to Purchase") and in the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer").

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON TUESDAY, JUNE 13, 2000, UNLESS THE OFFER IS EXTENDED.

         THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PURSUANT TO THE OFFER PRIOR TO THE EXPIRATION OF THE OFFER SUCH NUMBER OF SHARES WHICH WOULD CONSTITUTE AT LEAST A MAJORITY OF THE OUTSTANDING SHARES ON A FULLY DILUTED BASIS ON THE DATE OF PURCHASE (THE "MINIMUM CONDITION") AND (II) THE EXPIRATION OR TERMINATION OF ANY APPLICABLE WAITING PERIOD UNDER THE HART-SCOTT- RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, AND UNDER ANY FOREIGN STATUTES OR REGULATIONS. THE OFFER IS ALSO CONDITIONED UPON THE SATISFACTION OF CERTAIN OTHER TERMS AND CONDITIONS DESCRIBED IN SECTION 14 OF THE OFFER TO PURCHASE.

         The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of May 11, 2000 (the "Merger Agreement"), by and among Parent, the Purchaser and the Company. The Merger Agreement provides for, among other things, the making of the Offer by the Purchaser and that, subject to the terms and conditions set forth in the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the Purchaser will be merged with and into the Company (the "Merger") at the effective time of the Merger (the "Effective Time"), with the Company continuing as the surviving corporation. At the Effective Time, except for (i) Shares which are held by the Company or by Parent or any other subsidiary of Parent (other than Shares in accounts beneficially owned by third parties), all of which will automatically be canceled and will cease to exist, without any cash or other consideration being delivered or deliverable in exchange therefor, and (ii) Shares, if any, held by holders (the "Holders") who have not voted such Shares in favor of the Merger and have perfected their appraisal rights under the DGCL, each Share issued and outstanding will, by virtue of the Merger and without any action by the Holders thereof, be converted into the right to receive an amount in cash equal to $29.00, without interest. The Merger Agreement is more fully described in Section 11 of the Offer to Purchase. Under Delaware law, if the Purchaser acquires, pursuant to the Offer or otherwise, at least 90% of the issued and outstanding Shares, the Purchaser will be able to approve and effect the Merger without a vote of the Company's stockholders. If, however, the Purchaser does not acquire at least 90% of the issued and outstanding Shares, pursuant to the Offer or otherwise, a vote of the Company's stockholders to effect the Merger is required under Delaware law and a longer period of time will be required to effect the Merger as described in Section 11 of the Offer to Purchase.

         THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY (i) DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF THE HOLDERS, (ii) APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER AND (iii) DECLARED THE ADVISABILITY OF THE MERGER AGREEMENT AND RECOMMENDED THAT THE HOLDERS ACCEPT THE OFFER, TENDER THEIR SHARES PURSUANT TO THE OFFER AND (IF REQUIRED BY APPLICABLE
LAW) ADOPT THE MERGER AGREEMENT.

         Tendering Holders whose Shares are registered in their own name and who tender directly to The Bank of New York, as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer. The Purchaser will pay all charges and expenses of Goldman, Sachs & Co., as Dealer Managers, the Depositary and Georgeson Shareholder Communications, Inc., as Information Agent, in each case incurred in connection with the Offer.

         For purposes of the Offer, the Purchaser will be deemed to have accepted for payment (and thereby purchased) Shares validly tendered and not properly withdrawn if, as and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance for payment of such Shares. Upon the terms and subject to the conditions of the Offer, payment for Shares accepted pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for tendering Holders for the purpose of receiving payments from the Purchaser and transmitting payments to Holders whose Shares have been accepted for payment. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the certificates evidencing such Shares and Rights, if applicable, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in Section 2 of the Offer to Purchase), or, in the case of Shares held as direct registration shares, completion of the appropriate portion of the Letter of Transmittal, pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or a copy thereof), properly completed and duly executed together with any required signature guarantees (or, in the case of a book entry, an Agent's Message (as defined in Section 2 of the Offer to Purchase)) and (iii) any other documents required by the Letter of Transmittal. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE FOR SHARES BE PAID BY THE PURCHASER, REGARDLESS OF ANY DELAY IN MAKING SUCH PAYMENT OR EXTENSION OF THE EXPIRATION DATE (AS DEFINED BELOW).

         The term "Expiration Date" shall mean 12:00 midnight, New York City time, on Tuesday, June 13, 2000, unless and until the Purchaser (subject to the terms of the Merger Agreement), shall have extended the period of time during which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by the Purchaser, shall expire. Subject to the provisions of the Merger Agreement, the applicable rules and regulations of the Securities and Exchange Commission (the "Commission") and applicable law, the Purchaser expressly reserves the right, at any time or from time to time, to extend the period of time during which the Offer is open, including upon the occurrence of any of the events specified in
Section 14 of the Offer to Purchase, by giving notice of such extension to the Depositary and by making a public announcement thereof not later than 9:00 a.m., New York City time, on the next business day after the day on which the Offer was scheduled to expire. Subject to applicable law (including, but not limited to, Rule 14d-4(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires that material changes be promptly disseminated to Holders in a manner reasonably designed to inform them of such changes) and without limiting the manner in which the Purchaser may choose to make any public announcement, the Purchaser will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to the Dow Jones News Service or as otherwise may be required by applicable law. During any such extension, all Shares previously tendered and not properly withdrawn will remain subject to the Offer, subject to the right of a tendering Holder to withdraw its Shares.

         Subject to the provisions of the Merger Agreement, the applicable rules and regulations of the Commission and applicable law, the Purchaser also expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to delay acceptance for payment of, or, regardless of whether such Shares were theretofore accepted for payment, payment for, any Shares in order to comply in whole or in part with applicable law, (ii) to terminate the Offer on any scheduled expiration date and not accept for payment any Shares if any of the conditions referred to in Section 14 of the Offer to Purchase are not satisfied or any of the events specified in Section 14 of the Offer to Purchase have occurred and (iii) to waive any condition or otherwise amend the Offer in any respect by giving oral or written notice of such delay, termination, waiver or amendment to the Depositary and by making a public announcement thereof, provided, however, that, without the prior written consent of the Company, the Purchaser will not, among other things, waive the condition that at least a majority of the Shares outstanding have been tendered and not withdrawn, waive the condition relating to the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, reduce the maximum number of Shares to be purchased pursuant to the Offer, reduce the Offer Price, impose additional conditions or terms to the Offer, change the form of consideration payable in the Offer or make any other change to the terms of the Offer which is adverse in any manner to the Holders. The Purchaser is required under the Merger Agreement to extend the Offer from time to time (but in no event later than October 31, 2000) if and to the extent any of the conditions to the Offer have not been satisfied on the Expiration Date.

         Tenders of Shares made pursuant to the Offer are irrevocable except that such Shares may be withdrawn at any time prior to the Expiration Date and, unless theretofore accepted for payment by the Purchaser pursuant to the Offer, may also be withdrawn at any time after July 14, 2000. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses or the facsimile number set forth on the back cover of the Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn, and the name of the registered holder of the Shares, if different from that of the person who tendered such Shares. If certificates evidencing Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Depositary and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution (as defined in Section 3 of the Offer to Purchase), unless such Shares have been tendered for the account of an Eligible Institution. Shares tendered pursuant to the procedure for book-entry transfer set forth in Section 3 of the Offer to Purchase may be withdrawn only by means of the withdrawal procedures made available by the Book-Entry Transfer Facility, must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares and must otherwise comply with the Book-Entry Transfer Facility's procedures. If direct registration shares are being withdrawn, the notice of withdrawal must make specific reference to the withdrawal of such direct registration shares.

         Withdrawals of tendered Shares may not be rescinded without the Purchaser's consent, and any Shares properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Purchaser, in its sole discretion, which determination will be final and binding. None of Parent, the Purchaser, the Company, the Depositary, the Information Agent, the Dealer Managers or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Shares properly withdrawn may be re-tendered at any time prior to the Expiration Date by following any of the procedures described in Section 3 of the Offer to Purchase.

         The information required to be disclosed by paragraph (d)(1) of Rule 14d-6 under the Exchange Act is contained in the Offer to Purchase and is incorporated herein by reference.

         The Company has provided the Purchaser with the Company's stockholder lists and security position listings in respect of the Shares for the purpose of disseminating the Offer to Purchase, the Letter of Transmittal and other materials relevant to Holders. The Offer to Purchase, the Letter of Transmittal and any other relevant materials will be mailed to holders of record of Shares whose names appear on the Company's list of holders of the Shares and will be furnished, for subsequent transmittal to beneficial owners of Shares, to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the Company's list of holders of the Shares or, where applicable, who are listed as participants in the security position listing of the Depository Trust Company.

         THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

         Additional copies of the Offer to Purchase, the related Letter of Transmittal and other related tender offer materials may be obtained from the Information Agent or from brokers, dealers, commercial banks or trust companies. Questions and requests for assistance may be directed to the Information Agent or the Dealer Managers at their respective addresses and telephone numbers as set forth below.

                    THE INFORMATION AGENT FOR THE OFFER IS:

                                   GEORGESON
                                  SHAREHOLDER
                              COMMUNICATIONS INC.

         NEW YORK OFFICE                              LONDON OFFICE
   17 State Street, 10th Floor                        Crosby Court
       New York, NY 10004                             38 Bishopgate
                                                London EC2N 4AF, England

         Shareholders in the U.S. and Canada Please Call: (800) 223-2064
             Banks and Brokerage Firms Call Collect: (212) 440-9800
         Shareholders outside the U.S. and Canada Please Call Collect:
                              011-44-207-335-7296

                     THE DEALER MANAGERS FOR THE OFFER ARE:

                              GOLDMAN, SACHS & CO.
                                85 Broad Street
                            New York, New York 10004
                         (212) 902-1000 (call collect)
                        (800) 323-5678 (call toll free)

May 16, 2000